SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

BlackRock California Municipal Income Trust

(Name of Registrant as Specified In Its Charter)

Saba Capital Management, L.P.

Saba Capital Master Fund, Ltd.

Boaz R. Weinstein

Shavar Jeffries

Ilya Gurevich

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DATED April 22, 2024

BlackRock California Municipal Income Trust

__________________________

PROXY STATEMENT

OF

Saba Capital Management, L.P.

_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED GOLD PROXY CARD TODAY

This proxy statement (this “Proxy Statement”) and the enclosed GOLD proxy card are being furnished by Saba Capital Management, L.P. (“Saba Capital”), Saba Capital Master Fund, Ltd. (“Saba I”), Boaz R. Weinstein (“Mr. Weinstein,” and together with Saba Capital and Saba I, “Saba,” “we,” or “us”) and the Nominees (as defined below) named in Proposal 1(a) (the Nominees together with Saba, the “Participants”), in connection with the solicitation of proxies from the shareholders of BlackRock California Municipal Income Trust, a Delaware Statutory Trust and closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “Fund”).

We have submitted the shareholder proposal to terminate the investment management agreement between the Fund and its current investment manager (the “Shareholder Proposal”) and, because we believe that the Board of Trustees of the Fund (the “Board”) needs fresh ideas and perspectives to address the Fund’s trading discount and corporate governance issues, we have nominated a slate of highly qualified and independent Nominees for election to the Board, whose election will send a strong message that the Fund’s shareholders are not satisfied with the Fund’s management and their approach to shareholder rights.

We are convinced that NOW is the time to take action to close the Fund’s discount and we urge shareholders to support the Shareholder Proposal and to elect the Nominees, who we believe, if elected, would serve the best interests of all shareholders.

We are therefore seeking your support at the upcoming 2024 annual meeting of shareholders, including any adjournments or postponements thereof and any special meeting which may be called in lieu thereof (the “Annual Meeting”), The Fund has not yet publicly disclosed the date, time and location of the Annual Meeting. Once the Fund publicly discloses such date, time and location, Saba intends to supplement this Proxy Statement with such information and file revised definitive materials with the Securities and Exchange Commission (the “SEC”).

This Proxy Statement and the enclosed GOLD proxy card are first being furnished to the Fund’s shareholders on or about April 22, 2024.

Saba is seeking your support at the Annual Meeting with respect to the following proposals (each, a “Proposal” and, collectively, the “Proposals”) and to consider and act upon any other business that may properly come before the Annual Meeting.

Proposal		Our Recommendation

1(a).	To elect Saba’s slate of two nominees — Shavar Jeffries and Ilya Gurevich (each, a “Nominee” and collectively, the “Nominees”) — to serve as Class II trustees to be voted on by the holders of Common Shares (as defined below) and the Preferred Shares (as defined below), voting together as a single class, and hold office until the later of the Fund’s 2027 annual meeting of shareholders, or until their respective successors are duly elected and qualified as permitted by law.	FOR ALL of the Nominees
1(b).	To elect one Class II trustee to be voted on by the holders of preferred shares of the Fund (the “Preferred Shares”) to the Board, with such individual, if elected, to serve until the later of the Fund’s 2027 annual meeting of shareholders, or until his successor is elected and qualified (the “Preferred Shares Nominee”).	No Recommendation
2.	To terminate the investment management agreement between the Fund and BlackRock Advisors, LLC (the “Manager”), dated September 29, 2006, as since amended or novated (the “Management Agreement”), and all other advisory and management agreements between the Fund and the Manager, including the sub-investment advisory agreement among the Fund, the Manager and BlackRock Financial Management, Inc., dated September 29, 2006, as since amended or novated.	FOR

To transact such other business as may properly come before the Annual Meeting.

Based on the Fund’s proxy statement for the Annual Meeting (the “Fund’s Proxy Statement”) and other public filings, the Board is currently comprised of ten trustees divided into three classes. Each class is elected for a term of three years, with the term of one class of trustees expiring at each annual meeting of the shareholders. At the Annual Meeting, two Class II trustees are to be elected by holders of the Fund’s common shares of beneficial interest, par value $0.001 per share (the “Common Shares”) and the Preferred Shares, voting together as a single class, and another Class II trustee to be elected by holders of the Preferred Shares, each for a three-year term expiring at the Fund’s 2027 annual meeting of shareholders.

Through this Proxy Statement and enclosed GOLD proxy card, we are soliciting proxies in support of the election of the Nominees to serve as Class II trustees and the approval of the Shareholder Proposal.

As of the close of business on the date hereof, the Participants may be deemed to “beneficially own” (such term as used in Schedule 14A within the meaning of Rule 13d-3 or Rule 16a-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), in the aggregate, 5,239,568 Common Shares, including 1,003 Common Shares held in record name. The Fund has not yet disclosed the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”) or the number of Common Shares and Preferred Shares outstanding as of the Record Date. Once the Fund publicly discloses such date and number, Saba intends to supplement this Proxy Statement with such information and file revised definitive materials with the SEC.

We urge you to sign, date and return the GOLD proxy card “FOR ALL” of the Nominees in Proposal 1(a) and “FOR” the Shareholder Proposal. We are making no recommendation on Proposal 1(b). By returning the GOLD proxy card, you are authorizing Saba to vote on your behalf, and if you do not indicate how you would like to vote, your vote will be counted “FOR ALL” of the Nominees in Proposal 1(a), “WITHHOLD” on the Preferred Shares Nominee in Proposal 1(b) and “FOR” Proposal 2.

According to the bylaws of the Fund, effective as of October 28, 2010 (the “Bylaws”), in an election of trustees, the qualified nominees receiving the affirmative vote of a plurality of the “Shares” (as defined in the Bylaws) represented in person or by proxy at any meeting of the shareholders at which a quorum is present shall be elected. For Proposal 2, the affirmative vote of a 40 Act Majority (as defined below) shall be required.

Saba intends to deliver this Proxy Statement and the accompanying Form of GOLD Proxy Card to holders of at least the percentage of the Fund’s voting shares required under applicable law to elect the Nominees in Proposal 1(a) and carry the Shareholder Proposal at the Annual Meeting and otherwise intends to solicit proxies or votes from shareholders of the Fund in support of the nominations of the Nominees and the passage of the Shareholder Proposal. This proxy solicitation is being made by Saba and not on behalf of the Board or management of the Fund or any other third party. We are not aware of any other matters to be brought before the Annual Meeting other than as described herein. Should other matters be brought before the Annual Meeting, the persons named as proxies in the enclosed GOLD proxy card will vote on such matters in their discretion to the extent allowed by Rule 14a-4(c)(3) under the Exchange Act.

If you have already voted using the Fund’s white proxy card, you have every right to change your vote by completing and mailing the enclosed GOLD proxy card in the enclosed pre-paid envelope or by voting via Internet or by telephone by following the instructions on the GOLD proxy card. Importantly, only the latest validly executed proxy that you submit will be counted. In addition, any proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions under “Can I change my vote or revoke my proxy?” in the Questions and Answers section.

For instructions on how to vote, including the quorum and voting requirements for the Fund and other information about the proxy materials, see the Questions and Answers section.

We urge you to promptly sign, date and return your GOLD proxy card.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, InvestorCom, toll free at (877) 972-0090 or collect at (203) 972-9300.

REASONS FOR THIS PROXY SOLICITATION

We believe that BlackRock and the Fund’s trustees must be held accountable for the Fund’s large and persistent trading discount and its anti-shareholder governance practices.

Saba’s highly qualified slate of Nominees will ensure the Board has the right mix of experience to address the Fund’s critical challenges. Our Nominees possess markets experience, a deep understanding of retail investors’ needs, corporate governance expertise and capital allocation skills.

We recommend voting “FOR ALL” of Saba’s Nominees, and “FOR” its Shareholder Proposal.

PROPOSAL 1: ELECTION OF CLASS II TRUSTEES

According to the Fund’s Proxy Statement, the Board is currently comprised of ten trustees divided into three classes. The members of each class are elected to serve three-year terms or until their successors have been duly elected and qualified as permitted by law with the term of office of each class ending in successive years, and according to the Fund’s Proxy Statement, there will be two Class II trustees elected by holders of Common Shares and Preferred Shares, voting together as a single class, at the Annual Meeting.

We are soliciting proxies to elect the Nominees—Shavar Jeffries and Ilya Gurevich—to serve as trustees with a term expiring at the 2027 annual meeting of shareholders (Proposal 1(a)). The Nominees, if elected, would constitute two of ten members, a minority, of the Board.

According to the Fund’s Proxy Statement, holders of Preferred Shares are entitled, as a class, to the exclusion of the holders of all other classes of stock of the Fund, to elect two trustees of the Fund at all times. These trustees are Class II and Class I trustees and are up for election, one per year, in 2024 at the Annual Meeting and 2026, respectively. This year the Preferred Shares Nominee is up for election as the Class II trustee who may be elected by the holders of the Preferred Shares (Proposal 1(b)). We are making no recommendation with respect to Proposal 1(b).

The Nominees, if elected, will serve a three-year term until the later of the 2027 annual meeting of shareholders, or until their successors have been duly elected and qualified as permitted by law. There is no assurance that any of the Fund’s nominees will serve as a trustee if one or more of the Nominees are elected to the Board.

Even if both of the Nominees are elected, because the Nominees would only represent a minority of the members of the Board, there can be no assurance that they would be able to implement the actions that they believe are necessary to enhance shareholder value without the support of the other members of the Board.

The age and other information related to the Nominees shown below are as of the date of this Proxy Statement.

Nominees:

(1)	(2)	(3)	(4)	(5)	(6)
Name, Address, and Age	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee or Nominee for Trustee	Other Directorships Held by Trustee or Nominee for Trustee
SHAVAR JEFFRIES Address c/o Saba Capital Management, L.P., 405 Lexington Avenue, 58th Floor, New York, New York 10174 Age 49	None	N/A	Shavar Jeffries has served as CEO of the KIPP Foundation, a non-profit organization, since 2023, a culmination of his many years as a champion for KIPP schools and educational opportunity more broadly. From 2015 to 2023, Mr. Jeffries served as the President of Education Reform Now, a non-profit organization, where he led the organization in passing well over 100 policies at the federal and state level that expanded educational opportunities for low-income students of color. Mr. Jeffries served on the board of Pzena Investment Management, Inc., an investment management firm, from 2021 to 2022.	N/A	None.

Mr. Jeffries also served as a Partner of Lowenstein Sandler LLP, a law firm, from 2014 to 2023. Prior to Lowenstein Sandler, Mr. Jeffries taught as an Associate Professor of Law at Seton Hall Law School Center for Social Justice from 2010 to 2014 and from 2004 to 2008. In between stints at Seton Hall, Mr. Jeffries served as Counsel to the Attorney General in the Office of the New Jersey Attorney General from 2008 to 2010. From 2001 to 2004, Mr. Jeffries served as a Gibbons Fellow in Public Interest Law. Prior to his time as a Gibbons Fellow, Mr. Jeffries served as an Associate at Wilmer Cutler Pickering Hale and Dorr LLP from 2000 to 2001. Prior to Wilmer, Mr. Jeffries served as Law Clerk to Judge Nathaniel R. Jones of the United States Court of Appeals for the Sixth Circuit from 1999 to 2000.

Mr. Jeffries served as a member of the boards of directors for MENTOR National since 2019, and prior board service on diverse organizations including Pzena Investment Management, KIPP Foundation, New Classrooms, and Duke University.

Mr. Jeffries graduated from Duke University with a B.A. in History and English in 1996 and Columbia Law School with a J.D. in 1999, where he concentrated on civil rights law and policy.

Mr. Jeffries’s qualifications to serve as a trustee of the Fund include his extensive experience in senior management and as a director in various businesses and leadership roles across education, politics, and law.

(1)	(2)	(3)	(4)	(5)	(6)
Name, Address, and Age	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee or Nominee for Trustee	Other Directorships Held by Trustee or Nominee for Trustee
ILYA GUREVICH Address c/o Saba Capital Management, L.P., 405 Lexington Avenue, 58th Floor, New York, New York 10174 Age 52	None	N/A	Ilya Gurevich has served as President of G&G Retirement Planning, a retirement planning firm, since 2023 and Principal and Retirement Planner of Northeast Retirement Planning, a retirement planning firm, since 2012. Previously, Mr. Gurevich served as Principal and Trader at Dreadnought Trading, an equity derivatives trading firm, from 2007 until 2012.	N/A	None.

From 1996 to 2007, Mr. Gurevich served as an equity derivatives trader at various companies.

In 2023, Mr. Gurevich was nominated by Saba for election to the board of trustees of BlackRock Innovation and Growth Term Trust, BlackRock ESG Capital Allocation Term Trust and BlackRock California Municipal Income Trust, in connection with the 2023 annual shareholder meetings of such funds.

Mr. Gurevich became a Chess Grandmaster in 1993. In 1990, as an 18 year-old, he won the World Junior Chess Championship.

Mr. Gurevich earned a B.S. in Finance from New York University.

Mr. Gurevich’s qualifications to serve as a trustee of the Fund include his extensive experience in the investment and finance industries.

The Nominees do not currently hold, and have not at any time held, any position with the Fund. The Nominees do not oversee any portfolios in the Fund’s Fund Complex (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)).

As of the date of this Proxy Statement, the dollar range of the equity securities of the Fund beneficially owned by the Nominees and the aggregate range of equity securities in all funds to be overseen by the Nominees, are as follows:

Name of Nominee	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Companies to be Overseen by the Nominee in a Family of Investment Companies
Shavar Jeffries	None	None
Ilya Gurevich	None	None

None of the organizations or corporations referenced above is a parent, subsidiary, or other affiliate of the Fund. We believe that, if elected, the Nominees will be considered independent trustees of the Fund under (i) the pertinent listing standards of the New York Stock Exchange, and (ii) paragraph (a)(1) of Item 407 of Regulation S-K. In addition, we believe that the Nominees are not and will not be “interested persons” of the Fund within the meaning of section 2(a)(19) of the 1940 Act.

We refer shareholders to the Fund’s Proxy Statement for the names, background, qualifications, and other information concerning the Fund’s trustee nominees. The Fund’s Proxy Statement and form of proxy will become available free of charge on the SEC’s website at www.sec.gov.

Each of the Nominees has entered into a nominee agreement (the “Nominee Agreements”) pursuant to which Saba Capital has agreed to defend and indemnify the Nominees against, and with respect to, any losses that may be incurred by such Nominee in the event he becomes a party to litigation based on his nomination as a candidate for election to the Board and the solicitation of proxies in support of his election. If elected or appointed, the Nominees will be entitled to such compensation from the Fund as is consistent with the Fund’s practices for services of non-employee trustees. The Nominees will not receive any compensation from Saba for their services as trustees of the Fund if elected or for any other reason.

The Nominees have agreed to being nominated as nominees in this Proxy Statement and have confirmed their willingness to serve on the Board if elected. We do not expect that the Nominees will be unable to stand for election, but, in the event that a Saba Nominee is unable to or for good cause will not serve, the Common Shares represented by the GOLD proxy card will be voted for a substitute candidate selected by Saba, a right that Saba has reserved in its nomination notice. In the case of any of the foregoing, Saba will give prompt written notice to the Fund if it chooses to nominate any such additional or substitute nominee and Saba will file and deliver supplemental proxy materials, including a revised proxy card, disclosing the information relating to such additional person that is required to be disclosed in solicitations for proxies for the election of directors pursuant to Section 14 of the Exchange Act. If Saba determines to add nominees, whether because the Fund expands the size of the Board subsequent to the date of this Proxy Statement or for any other reason, Saba will supplement this Proxy Statement.

Vote Required.

According to the Bylaws, the election of trustees requires the affirmative vote of a plurality of the shares represented in person or by proxy at any meeting at which a quorum is present. “Withhold” votes will have no effect on the outcome of Proposal 1.

We urge you to sign and return our GOLD proxy card. If you have already voted using the Fund’s white proxy card, you have every right to change your vote by completing and mailing the enclosed GOLD proxy card in the enclosed pre-paid envelope or by voting via Internet or by telephone by following the instructions on the GOLD proxy card. Only the latest validly executed proxy that you submit will be counted; any proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions under “Can I change my vote or revoke my proxy?” If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, InvestorCom, toll free at (877) 972-0090 or collect at (203) 972-9300.

We Recommend a Vote FOR ALL of the Nominees for election at the Annual Meeting on the GOLD proxy card.

PROPOSAL 2: TERMINATE THE MANAGEMENT AGREEMENT BETWEEN THE FUND AND THE MANAGER

The Record Holder is seeking to terminate the Management Agreement in accordance with the provisions of Section 12 thereof. Under Section 12 of the Management Agreement and pursuant to the 1940 Act, the Management Agreement may be terminated at any time, by either the trustees of the Fund or a majority of the outstanding securities of the Fund upon sixty (60) days’ prior written notice to the Manager.

Rule 15a-4 under the 1940 Act provides a temporary exemption to the approval requirements of an investment management agreement, in the event that a prior advisory contract is terminated, which allows the Board (including a majority of the independent trustees) to approve an interim investment management contract. Such an interim contract is required to be approved within ten business days after the date that the termination of the prior advisory contract becomes effective, with the compensation received under the interim contract to be no greater than the compensation the adviser would have received under the previous contract. The Board would then have 150 days to obtain shareholder approval for that new investment management contract at a subsequent meeting of shareholders. Although the failure to approve a permanent investment management agreement could potentially require the Fund to become internally managed, we believe any reasonably designed process to select a new manager would identify a number of suitable, alternative advisers willing to advise the Fund on attractive terms.

If the proposal to terminate the Management Agreement is approved by shareholders, the Board will have the ability to appoint an interim manager and/or long-term manager of its choosing, the latter being subject to shareholder approval. In such instance, Saba Capital would stand ready to assist in any way it can to help the Board ensure that a capable manager is installed, and may at such time offer its services to the Board to act as an interim or long-term manager to the Fund and/or recommend to the Board various third-party manager candidates for the Board to consider at its discretion. For the avoidance of doubt, termination of the Management Agreement will not require the Fund to pursue any agreement with Saba relating to the appointment of a new manager, be it Saba Capital or any other potential manager replacement, and shareholders will have the final say on the appointment of any long-term manager.

Accordingly, shareholders are being asked to vote on the following resolution:

“RESOLVED, that the investment management agreement between BlackRock California Municipal Income Trust (the “Fund”) and BlackRock Advisors, LLC (the “Manager”), dated September 29, 2006, the form of which is attached to the Fund’s Form N-14 8C, filed with the Securities and Exchange Commission on June 23, 2009, as since amended or novated (the “Management Agreement”), and all other advisory and management agreements between the Fund and the Manager, including the sub-investment advisory agreement among the Fund, the Manager and BlackRock Financial Management, Inc., dated September 29, 2006, as since amended or novated, shall be terminated by the Fund, pursuant to the right of shareholders as embodied in Section 12 of the Management Agreement and Section 15(a)(3) of the Investment Company Act of 1940, such termination to be effective no more than sixty days following the date hereof.”

Vote Required.

The approval of Proposal 2 requires the affirmative vote of a “majority of the outstanding voting securities” of the Fund, which is defined under the 1940 Act to be the lesser of: (i) 67% or more of shares of the voting securities present at such meeting, if the holders of more than 50% of the outstanding shares of voting securities are present or represented by proxy, or (ii) more than 50% of the outstanding shares of voting securities (a “40 Act Majority”). Abstentions will have the same effect as votes “against” Proposal 2.

We Recommend a Vote FOR Proposal 2 on the GOLD proxy card.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Who is entitled to vote?

Only holders of Common Shares and Preferred Shares (together with the Common Shares, the “Shares”) at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. Shareholders who sold their Shares before the Record Date (or acquire them without voting rights after the Record Date) may not vote such Shares. Shareholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such Shares after the Record Date (unless they also transfer their voting rights as of the Record Date).

How do I vote my shares?

Shares held in record name. If your Shares are registered in your own name, please vote today by signing, dating and returning the enclosed GOLD proxy card in the postage-paid envelope provided. Execution and delivery of a proxy by a record holder of Shares will be presumed to be a proxy with respect to all shares held by such record holder unless the proxy specifies otherwise.

Shares beneficially owned or held in “street” name. If you hold your Shares in “street” name with a broker, bank, dealer, trust company or other nominee, only that nominee can exercise the right to vote with respect to the Shares that you beneficially own through such nominee and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to your broker, bank, dealer, trust company or other nominee to vote FOR the Nominees and FOR the Shareholder Proposal. Please follow the instructions to vote provided on the enclosed GOLD voting instruction form. If your broker, bank, dealer, trust company or other nominee provides for proxy instructions to be delivered to them by telephone or Internet, instructions will be included on the enclosed GOLD voting instruction form. We urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions by emailing them to Saba@investor-com.com or mailing them to Saba Capital Management, L.P., c/o InvestorCom, 19 Old Kings Highway S., Suite 130, Darien, CT 06820, so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.

Note: Shares represented by properly executed GOLD proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, FOR ALL of Saba’s Nominees, WITHHOLD on the Preferred Shares Nominee and FOR the Shareholder Proposal.

How should I vote on the Proposals?

We recommend that you vote your shares on the GOLD proxy card as follows:

“FOR ALL” of the Nominees standing for election to the Board named in this Proxy Statement (Proposal 1(a)); and

“FOR” the termination of the Management Agreement between the Fund and the Manager and all other advisory and management agreements between the Fund and the Manager, including the sub-investment advisory agreement among the Fund, the Manager and BlackRock Financial Management, Inc. (Proposal 2).

We are making no recommendation with respect to the Preferred Shares Nominee standing for election to the Board (Proposal 1(b)).

The Participants intend to vote all of their Common Shares “FOR ALL” of the Nominees in Proposal 1 and “FOR” Proposal 2, except for a small percentage of Common Shares owned by certain of the Saba Entities (as defined in Annex I) that, pursuant to internal proxy voting policies, will be echo-voted (i.e. meaning they will be voted in the same proportion as the votes of all other shareholders).

Each Proposal is a separate proposal. You may vote on each separately and in accordance with your discretion.

How many shares must be present to hold the Annual Meeting?

According to the Bylaws, the holders of a majority of the Shares entitled to vote on any matter at a meeting present in person or by proxy shall constitute a quorum at the Annual Meeting. Withhold votes and abstentions are treated as votes present for purposes of determining a quorum. For information on the treatment of broker non-votes, if any, in connection with the Annual Meeting, please see the Fund’s Proxy Statement.

What vote is needed to approve the Proposals?

Proposal 1 – Election of Class II Trustees. According to the Bylaws, the election of trustees requires the affirmative vote of a plurality of the shares represented in person or by proxy at any meeting at which a quorum is present. “Withhold” votes will have no effect on the outcome of Proposal 1.

THE ONLY WAY TO SUPPORT ALL OF THE NOMINEES FOR ELECTION AT THE ANNUAL MEETING IS TO SUBMIT YOUR VOTING INSTRUCTIONS “FOR ALL” OF THE NOMINEES ON THE ENCLOSED GOLD PROXY CARD. PLEASE DO NOT SIGN OR RETURN A WHITE PROXY CARD FROM THE FUND, EVEN IF YOU INSTRUCT TO “WITHHOLD” YOUR VOTES. DOING SO WILL REVOKE ANY PREVIOUS VOTING INSTRUCTIONS YOU PROVIDED ON THE GOLD PROXY CARD.

Proposal 2 – Termination of the Management Agreement. The approval of Proposal 2 requires the affirmative vote of a 40 Act Majority. Abstentions will have the same effect as votes “against” Proposal 2.

What should I do if I receive a proxy card from the Fund?

You may receive proxy solicitation materials from the Fund, including an opposition proxy statement and a white proxy card. We are not responsible for the accuracy of any information contained in any proxy solicitation materials used by the Fund or any other statements that it may otherwise make.

We recommend that you discard any proxy card that may be sent to you by the Fund. Voting “WITHHOLD”, “ABSTAIN” or “AGAINST” on its white proxy card is not the same as voting for the Nominees or the Shareholder Proposal because a vote on the Fund’s white proxy card will revoke any previous voting instructions that you submitted on the GOLD proxy card. If you have already voted using the Fund’s white proxy card, you have every right to change your vote by using the enclosed GOLD proxy card by signing, dating and returning the enclosed GOLD proxy card in the postage-paid envelope provided. Only the latest validly executed proxy that you submit will be counted; any proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions below under “Can I change my vote or revoke my proxy?”

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, InvestorCom. Shareholders may call toll free at (877) 972-0090 or collect at (203) 972-9300.

Can I change my vote or revoke my proxy?

If you are the shareholder of record, you may change your proxy instructions or revoke your proxy at any time before your proxy is voted at the Annual Meeting. Proxies may be revoked by any of the following actions:

•	signing, dating and returning the enclosed GOLD proxy card in the postage-paid envelope provided or signing, dating and returning a white proxy card (the latest dated proxy is the only one that counts);
•	delivering a written revocation to the secretary of the Fund at 50 Hudson Yards, New York, NY 10001; or
•	attending the Annual Meeting and voting by ballot in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

If your shares are held in a brokerage account by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee. If you attend the Annual Meeting and you beneficially own Shares but are not the record owner, your mere attendance at the Annual Meeting WILL NOT be sufficient to revoke any previously submitted proxy card. You must have written authority from the record owner to vote your shares held in its name at the meeting in the form of a “legal proxy” issued in your name from the bank, broker or other nominee that holds your shares. If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, InvestorCom, toll free at (877) 972-0090 or collect at (203) 972-9300.

IF YOU HAVE ALREADY VOTED USING THE FUND’S WHITE PROXY CARD, WE URGE YOU TO REVOKE IT BY FOLLOWING THE INSTRUCTIONS ABOVE. Although a revocation is effective if delivered to the Fund, we request that a copy of any revocation be mailed to Saba Capital Management, L.P., c/o InvestorCom, 19 Old Kings Highway S., Suite 130, Darien, CT 06820, so that we will be aware of all revocations.

Who is making this Proxy Solicitation and who is paying for it?

The solicitation of proxies pursuant to this proxy solicitation is being made by the Participants. Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet, in person or by advertisements. Saba will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. Saba will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the Shares they hold of record. Saba will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that certain regular employees of Saba will also participate in the solicitation of proxies in support of the Nominees and the Shareholder Proposal. Such employees will receive no additional consideration if they assist in the solicitation of proxies.

Saba has retained InvestorCom to provide solicitation and advisory services in connection with this solicitation. InvestorCom will be paid a fee not to exceed $20,000 based upon the campaign services provided. In addition, Saba will advance costs and reimburse InvestorCom for reasonable out-of-pocket expenses and will indemnify InvestorCom against certain liabilities and expenses, including certain liabilities under the federal securities laws. InvestorCom will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. It is anticipated that InvestorCom will employ approximately 25 persons to solicit the Fund’s shareholders as part of this solicitation. InvestorCom does not believe that any of its owners, managers, officers, employees, affiliates or controlling persons, if any, is a “participant” in this proxy solicitation.

The entire expense of soliciting proxies is being borne by Saba. Costs of this proxy solicitation are currently estimated to be approximately $150,000. We estimate that through the date hereof, Saba’s expenses in connection with the proxy solicitation are approximately $75,000. Saba does not intend to seek reimbursement of these costs from the Fund.

What is Householding of Proxy Materials?

The SEC has adopted rules that permit companies and intermediaries (such as brokers and banks) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. Some banks and brokers with account holders who are shareholders of the Fund may be householding our proxy materials.

Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker and direct your request to the Fund at 50 Hudson Yards, New York, NY 10001, or by calling toll free at 1-800-882-0052.

Because Saba has initiated a contested proxy solicitation, we understand that banks and brokers with account holders who are shareholders of the Fund will not be householding our proxy materials.

Where can I find additional information concerning the Fund?

Pursuant to Rule 14a-5(c) promulgated under the Exchange Act, we have omitted from this Proxy Statement certain disclosure required by applicable law to be included in the Fund’s definitive proxy statement in connection with the Annual Meeting. Such disclosure includes information regarding securities of the Fund beneficially owned by the Fund’s trustees, nominees and management; the Fund’s investment manager and administrator; the Audit Committee of the Board; certain shareholders’ beneficial ownership of more than 5% of the Fund’s voting securities; information concerning the Fund’s trustees; information concerning executive compensation; and information concerning the procedures for submitting shareholder proposals and trustee nominations intended for consideration at the 2025 annual meeting of shareholders and for consideration for inclusion in the proxy materials for that meeting. We take no responsibility for the accuracy or completeness of any information that we expect to be contained in the Fund’s definitive proxy statement. Except as otherwise noted herein, the information in this Proxy Statement concerning the Fund has been taken from or is based upon documents and records on file with the SEC and other publicly available information.

This Proxy Statement and all other solicitation materials in connection with this proxy solicitation will be available on the internet, free of charge, on the SEC’s website at https://www.sec.gov/edgar. The Edgar file number for the Fund is 811-10331.

CONCLUSION

We urge you to carefully consider the information contained in this Proxy Statement and then support our efforts by signing, dating and returning the enclosed GOLD proxy card today.

Thank you for your support,

Saba Capital Management, L.P.

Saba Capital Master Fund, Ltd.

Boaz R. Weinstein

Shavar Jeffries

Ilya Gurevich

April 22, 2024

ANNEX I: INFORMATION ON THE PARTICIPANTS

Beneficial Ownership and Other Information

This proxy solicitation is being made by the Participants. As of the date of this Proxy Statement, the Participants may be deemed to “beneficially own” (such term as used in Schedule 14A within the meaning of Rule 13d-3 or Rule 16a-1 under the Exchange Act for the purposes of this Annex I) 5,239,568 Common Shares in the aggregate, representing 17.43% of the outstanding Common Shares. The percentage used herein is based upon 30,063,645 Common Shares outstanding as of January 31, 2024, as disclosed in the Fund’s Semi-Annual Report for the reporting period ended January 31, 2024 filed with the SEC on April 3, 2024. Of the 5,239,568 Common Shares owned in the aggregate by the Participants, such Common Shares may be deemed to be beneficially owned as follows: (a) 5,239,568 Common Shares (including 1,003 Common Shares held in record name by Saba I) may be deemed to be beneficially owned by Saba Capital by virtue of its status as the investment manager of various funds and accounts, such funds and accounts, the (“Saba Entities”); and (b) 5,239,568 Common Shares (including 1,003 Common Shares held in record name by Saba I) may be deemed to be beneficially owned by Mr. Weinstein by virtue of his status as the principal of Saba Capital.

As of the date of this Proxy Statement, none of the Nominees beneficially own any Common Shares or any other securities of the Fund.

The principal business of Saba Capital is to serve as investment manager to the Saba Entities. The principal business of Saba I is to serve as a private investment fund. The principal business of Mr. Weinstein is investment management and serving as the principal of Saba Capital. The principal business of the Saba Entities is to invest in securities.

The business address of each member of Saba and the Saba Entities is 405 Lexington Avenue, 58th Floor, New York, New York 10174.

The principal occupation and business address of each of the Nominees are disclosed in the section of this Proxy Statement titled “PROPOSAL 1: ELECTION OF CLASS II TRUSTEES”.

Unless otherwise noted as shares held in record name by the Saba Entities, the Common Shares held by the Saba Entities are held in commingled margin accounts, which may extend margin credit to such parties from time to time, subject to applicable federal margin regulations, stock exchange rules and credit policies. In such instances, the positions held in the margin account are pledged as collateral security for the repayment of debit balances in the account. The margin accounts bear interest at a rate based upon the broker’s call rate from time to time in effect. Because other securities are held in the margin accounts, it is not possible to determine the amounts, if any, of margin used to purchase the Common Shares reported herein since margin may have been attributed to such other securities and since margin used is not disclosed on an individual per-security basis.

Disclaimer

Except as set forth in this Proxy Statement (including the Appendices hereto), (i) within the past 10 years, no Participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant and no associate or “Immediate Family Member” (as defined in Item 22 of Schedule 14A under the Exchange Act (“Item 22”)) of any Participant, is a record owner or direct or indirect beneficial owner of any securities of the Fund, any parent or subsidiary of the Fund, any investment adviser, principal underwriter, or “Sponsoring Insurance Company” (as defined in Item 22) of the Fund, or in any registered investment companies overseen or to be overseen by the Participant within the same “Family of Investment Companies” (as defined in Item 22) that directly or indirectly controls, is controlled by or is under common control with an investment adviser, principal underwriter, or Sponsoring Insurance, or affiliated person of the Fund; (iii) no Participant in this solicitation directly or indirectly beneficially owns any securities of the Fund which are owned of record but not beneficially; (iv) no Participant in this solicitation has purchased or sold any securities of the Fund or the Fund’s investment adviser within the past two years, nor from either entity’s “Parents” or “Subsidiaries” (as defined in Item 22); (v) no Participant has any “family relationship” for the purposes of Item 22 whereby a family member is an “Officer” (as defined in Item 22), trustee (or person nominated to become an Officer or trustee), employee, partner, or copartner of the Fund, the Fund’s investment adviser and/or a principal underwriter of any of the foregoing, or any Subsidiary or other potential affiliate of any of the foregoing; (vi) no part of the purchase price or market value of the securities of the Fund owned by any Participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vii) no Participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Fund, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (viii) no associate of any Participant in this solicitation owns beneficially, directly or indirectly, any securities of the Fund; (ix) no Participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Fund; (x) within the last five years, no Nominee has had any arrangement or understanding with any other person pursuant to which he was selected to be a nominee for election as a trustee to the Fund other than the Nominee Agreements described herein; (xi) no Participant and no Immediate Family Member of any Participant in this solicitation or any of his or its associates was a party to, or had a direct or indirect material relationship in, any transaction or series of similar transactions since the beginning of the Fund’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions in which the amount involved exceeds $120,000 and for which any of the following was or is a party: (a) the Fund or any of its subsidiaries; (b) an Officer of the Fund; (c) an investment company, or a person that would be an investment company but for the exclusions provided by sections 3(c)(1) and 3(c)(7) of the 1940 Act, having the same investment adviser, principal underwriter, or Sponsoring Insurance Company as the Fund or having an investment adviser, principal underwriter, or Sponsoring Insurance Company that directly or indirectly controls, is controlled by or is under common control with the investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund; (d) an investment adviser, principal underwriter, Sponsoring Insurance Company, or affiliated person of the Fund; (e) any Officer or any person directly or indirectly controlling, controlled by, or under common control with any investment adviser, principal underwriter, Sponsoring Insurance Company, or affiliated person of the Fund; (f) an Officer of an investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund; or (g) an Officer of a person directly or indirectly controlling, controlled by, or under common control with an investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund; (xii) during the last five years, no Participant and no Immediate Family Member of any Participant has had a position or office with: (a) the Fund; (b) an investment company, or a person that would be an investment company but for the exclusions provided by Sections 3(c)(1) and 3(c)(7) of the 1940 Act, having the same investment adviser, principal underwriter, or Sponsoring Insurance Company as the Fund or having an investment adviser, principal underwriter, or Sponsoring Insurance Company that directly or indirectly controls, is controlled by, or is under common control with an investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund; or (c) an investment adviser, principal underwriter, Sponsoring Insurance Company, or affiliated person (xiii) no Participant in this solicitation or any of his or its associates has any arrangement or understanding with any person with respect to any future employment by the Fund or its affiliates, or with respect to any future transactions to which the Fund or any of its affiliates will or may be a party; (xiv) no Participant in this solicitation has a substantial interest, direct or indirect, by securities holdings or otherwise, in any matter to be acted on at the Annual Meeting; (xv) there are no material pending legal proceedings to which any Nominee or any of his associates is a party adverse to the Fund or, to the best of Saba’s knowledge after reasonable investigation, any affiliated person of the Fund, nor does any Nominee have a material interest in such proceedings that is adverse to the Fund or, to the best of the Saba’s knowledge after reasonable investigation, any affiliated person of the Fund; (xvi) since the beginning of the last two completed fiscal years, no Participant (and no Immediate Family Member of a Participant) has served on the board of directors or trustees of a company or trust where an Officer of an investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund, or any person directly or indirectly controlling, controlled by, or under common control with any of those, serves on the board of directors or trustees; and (xvii) no Participant has withheld information that is required to be disclosed under the following Items under Regulation S-K under the Exchange Act: Item 401(f) with respect to involvement in certain legal proceedings, Item 401(g) with respect to promoters and control persons, and Item 405 with respect to beneficial ownership and required filings.

Transactions by the Participants with respect to the Fund’s securities

The following tables set forth all transactions effected during the past two years by Saba, by virtue of Saba Capital’s direct and indirect control of the Saba Entities, with respect to securities of the Fund. The Common Shares reported herein are held in either cash accounts or margin accounts in the ordinary course of business. Unless otherwise indicated, all transactions were effected on the open market.

Common Shares:

Saba Capital, in its capacity as investment manager of the Saba Entities (including Saba I)

Date	Side	Common Shares	11/01/2022	Buy	13,092	09/12/2023	Buy	30,073
			11/02/2022	Buy	79,097	09/13/2023	Buy	61,369
04/19/2022	Buy	9,525	11/03/2022	Buy	6,530	09/14/2023	Buy	10,434
04/20/2022	Buy	22,225	11/09/2022	Buy	252,938	09/19/2023	Buy	20,500
04/22/2022	Sell	(15,826)	11/11/2022	Buy	11,287	09/26/2023	Buy	90,004
05/03/2022	Buy	6,832	11/15/2022	Buy	21,815	09/27/2023	Buy	97,636
05/31/2022	Buy	17,763	11/16/2022	Buy	2,690	10/02/2023	Buy	22,053
06/03/2022	Buy	66,788	11/17/2022	Buy	9,785	10/03/2023	Buy	21,813
06/06/2022	Buy	11,387	11/18/2022	Buy	500,000	10/04/2023	Buy	500
06/07/2022	Buy	36,012	11/29/2022	Buy	8,600	10/05/2023	Buy	4,363
06/09/2022	Buy	29,869	11/30/2022	Buy	14,244	10/06/2023	Buy	510
06/10/2022	Buy	68,042	12/02/2022	Buy	105,008	10/09/2023	Buy	16,763
06/21/2022	Buy	12,443	12/05/2022	Buy	642,650	10/10/2023	Buy	1,600
07/11/2022	Buy	2,280	12/06/2022	Buy	11,479	10/12/2023	Buy	17,703
07/12/2022	Buy	1,995	12/07/2022	Buy	520,000	10/13/2023	Buy	515
07/13/2022	Buy	13,665	03/02/2023	Buy	79,910	10/16/2023	Buy	38,677
07/21/2022	Buy	7,073	03/07/2023	Sell	(18,568)	10/17/2023	Buy	18,495
07/22/2022	Buy	46,881	03/07/2023	Buy	18,568	10/31/2023	Buy	39,865
07/25/2022	Buy	1,400	03/21/2023	Buy	54,414	11/01/2023	Buy	500
07/27/2022	Buy	17,511	03/22/2023	Buy	32,479	11/02/2023	Buy	44,509
07/28/2022	Buy	16,881	03/23/2023	Buy	27,924	11/03/2023	Buy	14,008
08/02/2022	Buy	3,171	03/24/2023	Buy	51,144	11/06/2023	Buy	29,563
08/04/2022	Buy	155	03/28/2023	Buy	26,517	11/07/2023	Buy	2,857
08/05/2022	Buy	24,078	03/29/2023	Buy	185,610	11/08/2023	Buy	11,821
08/10/2022	Buy	18,044	04/03/2023	Buy	3	11/09/2023	Buy	121,457
08/12/2022	Buy	14,328	04/04/2023	Buy	15,288	11/10/2023	Buy	6,888
08/15/2022	Buy	40,507	04/05/2023	Buy	66,512	11/13/2023	Buy	28,441
08/16/2022	Buy	14,136	04/06/2023	Buy	9,210	11/22/2023	Buy	2,000
08/17/2022	Buy	23,169	04/14/2023	Buy	25,908	11/28/2023	Buy	8,907
08/25/2022	Buy	5,013	04/17/2023	Buy	5,400	11/29/2023	Buy	1,648
08/26/2022	Buy	8,349	04/18/2023	Buy	25,694	11/30/2023	Buy	15,803
08/30/2022	Buy	1,004	04/19/2023	Buy	18,829	12/06/2023	Buy	109,141
08/31/2022	Buy	1,815	04/28/2023	Buy	38,783	03/12/2024	Buy	35,703
09/01/2022	Buy	30,043	05/04/2023	Buy	300,439	03/21/2024	Buy	14,317
10/07/2022	Buy	13,383	05/05/2023	Buy	116,015	03/22/2024	Buy	17,184
10/14/2022	Buy	100	05/08/2023	Buy	19,758	03/25/2024	Buy	23,774
10/18/2022	Buy	3,709	05/09/2023	Buy	896	03/28/2024	Buy	40,094
10/19/2022	Buy	20,501	05/10/2023	Buy	18,138	04/01/2024	Buy	6,109
10/20/2022	Buy	33,516	05/15/2023	Sell	(4)	04/02/2024	Buy	8,359
10/21/2022	Buy	600	06/07/2023	Buy	7,097
10/24/2022	Buy	43,530	06/08/2023	Buy	9,324

IMPORTANT

Tell your Board what you think! YOUR VOTE IS VERY IMPORTANT, no matter how many or how few shares you own. Please give us your vote “FOR” the Nominees by taking three steps:

●	SIGNING the enclosed GOLD proxy card,

●	DATING the enclosed GOLD proxy card, and

●	MAILING the enclosed GOLD proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your shares are held in the name of a broker, bank, bank nominee or other institution, only it can vote your shares and only upon receipt of your specific instructions. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. You may also vote by signing, dating and returning the enclosed GOLD voting instruction form in the postage-paid envelope provided, and to ensure that your shares are voted, you should also contact the person responsible for your account and give instructions for a GOLD voting instruction form to be issued representing your shares.

By returning the GOLD proxy card, you are authorizing Saba to vote on your behalf, and if you do not indicate how you would like to vote, your vote will be counted “FOR ALL” of the Nominees in Proposal 1(a), “WITHHOLD” on Proposal 1(b) and to approve the Shareholder Proposal (Proposal 2).

After signing the enclosed GOLD proxy card, DO NOT SIGN OR RETURN THE FUND’S WHITE PROXY CARD UNLESS YOU INTEND TO CHANGE YOUR VOTE, because only your latest dated proxy card will be counted.

If you have previously signed, dated and returned a white proxy card to the Fund, you have every right to change your vote. Only your latest dated proxy card will count. You may revoke any proxy card already sent to the Fund by signing, dating and mailing the enclosed GOLD proxy card in the postage-paid envelope provided or by voting by telephone or Internet. Any proxy may be revoked at any time prior to the Annual Meeting by delivering a written notice of revocation or a later dated proxy for the Annual Meeting to the secretary of the Fund or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute a revocation.

If you have any questions concerning this Proxy Statement, would like to request additional copies of this Proxy Statement, or need help voting your shares, please contact our proxy solicitor:

19 Old Kings Highway S., Suite 130

Darien, CT 06820
Shareholders Call Toll-Free at: (877) 972-0090

E-mail: Saba@investor-com.com

Form of GOLD Proxy Card

BlackRock California Municipal Income Trust

Proxy Card for 2024 Annual Meeting of Shareholders (the “Annual Meeting”)

THIS PROXY SOLICITATION IS BEING MADE BY SABA CAPITAL MANAGEMENT, L.P., SABA CAPITAL MASTER FUND, LTD., Boaz R. Weinstein (COLLECTIVELY, “SABA”) AND THE INDIVIDUALS NAMED IN PROPOSAL 1(a)

THE BOARD OF TRUSTEES (THE “BOARD”) OF BLACKROCK CALIFORNIA MUNICIPAL INCOME TRUST IS NOT SOLICITING THIS PROXY

The undersigned appoints Michael D’Angelo, Paul Kazarian, Eleazer Klein, Abraham Schwartz, Pierre Weinstein and John Grau and each of them, attorneys and agents with full power of substitution to vote all shares of BlackRock California Municipal Income Trust, a Delaware Statutory Trust and a closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “Fund”), that the undersigned would be entitled to vote at the Annual Meeting, including at any adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the instructions indicated herein, with discretionary authority, subject to applicable law, as to any and all other matters that may properly come before the meeting or any adjournment, postponement, or substitution thereof that are unknown to us a reasonable time before this solicitation.

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to said shares, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. This proxy will be valid until the sooner of one year from the date indicated on the reverse side and the completion of the Annual Meeting (including any adjournments or postponements thereof).

With respect to the Proposals, if this proxy is signed, dated and returned, it will be voted in accordance with your instructions. If you do not specify how the proxy should be voted, this proxy will be voted “FOR ALL” of the nominees in Proposal 1(a) (the “Nominees”), “WITHHOLD” on the Preferred Shares Nominee (as defined below) in Proposal 1(b), and “FOR” Proposal 2. None of the matters currently intended to be acted upon pursuant to this proxy are conditioned on the approval of other matters.

INSTRUCTIONS: FILL IN VOTING BOXES “■” IN BLACK OR BLUE INK

We recommend that you vote “FOR ALL” of the Nominees in Proposal 1(a):

Proposal 1(a) – Election at the Annual Meeting of the individuals nominated by Saba.

Nominees: Shavar Jeffries Ilya Gurevich	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
	❑	❑	❑

(INSTRUCTIONS: To withhold authority to vote for any individual Nominee, mark the “For All Except” box above and write the name of the nominee(s) from which you wish to withhold in the space provided below.)

________________________________________________________________________________________________

We make no recommendation on Proposal 1(b):

Proposal 1(b) – Election by the holders of preferred shares of the Fund at the Annual Meeting of the individual nominated by the Fund (the “Preferred Shares Nominee”).

2024 Preferred Shares Nominee	FOR	WITHHOLD
	❑	❑

We recommend that you vote “FOR” Proposal 2:

Proposal 2 – Termination of the investment management agreement between the Fund and BlackRock Advisors, LLC (the “Manager”), dated September 29, 2006, as since amended or novated, and all other advisory and management agreements between the Fund and the Manager, including the sub-investment advisory agreement among the Fund, the Manager and BlackRock Financial Management, Inc., dated September 29, 2006, as since amended or novated.

FOR	AGAINST	ABSTAIN*
❑	❑	❑

*Abstentions will be treated as shares that are present and entitled to vote and therefore will count as votes against Proposal 2.

Signature (Capacity)	Date

Signature (Joint Owner) (Capacity/Title)	Date

NOTE: Please sign exactly as your name(s) appear(s) on stock certificates or on the label affixed hereto. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners must each sign personally. ALL HOLDERS MUST SIGN. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer and give full title as such.

PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE THAT IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.